REGIONAL MANAGEMENT CORP.

2024 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2024 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1.
Grant of the Option.

The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of the number of shares of Common Stock (the “Shares”) set forth on the signature page hereto, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be the Option Price set forth on the signature page hereto (the “Option Price”). The Option is intended to be a Nonqualified Option, and is not intended to be treated as an Incentive Option.

2.
Definitions.

In addition to other terms defined in the Agreement, whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)
Cause. “Cause” shall mean a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting, or other similar plan or agreement with or established by the Company or an Affiliate that is applicable to the Participant, if any, or (ii) if the Participant is not a participant in or has not entered into any such plan or agreement or, if any such plan or agreement does not define “Cause”, then “Cause” shall mean: (A) the Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (B) the Participant’s continued refusal to substantially perform his or her duties to the Company, (C) the Participant’s repeated dishonesty in the performance of his or her duties to the Company, (D) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year, or (E) the Participant’s material breach of any confidentiality, non-solicitation, or non-competition covenant entered into between the Participant and the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and this Agreement, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.
(b)
Good Reason. “Good Reason” shall mean (i) “Good Reason” as defined under the Participant’s employment, change in control, consulting, or other similar plan or agreement with or established by the Company or an Affiliate that is applicable to the Participant, if any, or (ii) if the

Participant is not a participant in or has not entered into any such plan or agreement or if any such plan or agreement does not define “Good Reason,” then a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: (A) with respect to Employees, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the Company, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of the Company generally); and (B) with respect to Directors in connection with a Change of Control, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate employment or service following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred (or after the Participant reasonably should have been aware of the first occurrence of such event). The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.
(c)
Qualifying Termination. “Qualifying Termination” shall mean termination of employment or service of a Participant (i) as a result of the Participant’s death or Disability, (ii) by the Company and/or its Affiliates without Cause, or (iii) by the Participant for Good Reason.
(d)
Retirement. “Retirement” shall have the meaning given such term under an employment, change in control, consulting, or other similar plan or agreement with or established by the Company or an Affiliate that is applicable to the Participant, if any, or if the Participant is not a participant in or has not entered into any such plan or agreement or if such plan or agreement does not define “Retirement”, then “Retirement” shall mean (i) with respect to all Participants, the termination of employment by the Participant on or after either (A) the Participant’s attainment of age 65, or (B) the Participant’s attainment of age 55 and completion of ten (10) years of service; and (ii) with respect to the Chief Executive Officer only, the termination of employment by the Chief Executive Officer on or after both (A) the Chief Executive Officer’s attainment of age 55 and completion of at least five years of service, and (B) the date upon which the sum of the Chief Executive Officer’s age plus years of service equals 65. For this purpose, the Participant shall be credited with a year of service for each consecutive twelve-month period he or she is employed or in service during his or her period of employment or service with the Company. Employment or service shall not be deemed to be terminated or interrupted by a leave of absence, sick leave or vacation granted to the Participant by the Company. The Administrator shall have authority to determine if a Retirement has occurred.
3.
Vesting.
(a)
Subject to the Participant’s continued employment or service through the applicable vesting date, the Option shall vest and become exercisable at the time(s) set forth on the signature page hereto; provided, however, that vesting of all or a portion of the Shares subject to the Option may be accelerated pursuant to Sections 3(c) and (d). The Administrator shall have authority to determine if and to the extent that the Option shall have become vested in whole or in part.

(b)
If the Participant’s employment or service with the Company is terminated prior to the applicable vesting date for any reason other than a Qualifying Termination, Retirement, or a termination for Cause, the vested portion, if any, of the Option shall remain exercisable for the Option Period (as defined in Section 4(a)), and the unvested portion of the Option shall immediately terminate. If the Participant’s employment or service with the Company is terminated due to Retirement, the vested portion, if any, of the Option shall remain exercisable for the Option Period, and the unvested portion shall continue to vest as if the Participant remained employed or in service. If the Participant’s employment or service with the Company is terminated for Cause, both the vested and unvested portions of the Option shall immediately terminate.
(c)
Notwithstanding Sections 3(a) and (b) herein, if the Participant’s employment or service with the Company is terminated prior to the applicable vesting date due to a Qualifying Termination, then a pro-rata portion of the unvested Shares subject to the Option as of each applicable vesting date, determined as of the date of the Qualifying Termination in accordance with the provisions of this Section 3(c), shall be deemed vested and exercisable. The pro-rata portion of the unvested Shares that shall be deemed vested and exercisable as of each applicable vesting date shall be determined by multiplying the total number of the unvested Shares subject to vesting on the applicable vesting date by a fraction, the numerator of which is the number of calendar days from the Date of Grant through the date of the Qualifying Termination, and the denominator of which is the total number of calendar days in the period commencing on the Date of Grant and ending on the applicable vesting date. The remaining unvested Shares subject to the Option shall be forfeited as of the date of the Qualifying Termination. Following a Qualifying Termination, the use of the term “Shares subject to the Option” shall only include the vested portion of the Shares as determined pursuant to the provisions of this Section 3.
(d)
Notwithstanding the foregoing, in the event of a Change of Control prior to the applicable vesting date, the following shall apply:
(i)
To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the Option (or in which the Company is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Options outstanding under the Plan immediately prior to the Change of Control event, the Option shall become fully vested and exercisable.
(ii)
Further, in the event that the Option is substituted, assumed, or continued as provided in Section 3(d)(i) herein, the Option will nonetheless become vested and exercisable if the Participant’s employment or service is terminated by the Company and its Affiliates without Cause or by the Participant with Good Reason within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year after the effective date of a Change of Control (in which case vesting shall occur as of the Participant’s Termination Date).
(iii)
Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant has entered into or is a participant in a change in control, employment, consulting, or similar plan or agreement with or established by the Company or an Affiliate, the Participant shall be entitled to the greater of the benefits provided upon a Change of Control of the Company under the Plan or the benefits provided upon a change of control of the Company under the other respective plan or agreement, and such other respective plan or agreement shall not be construed to reduce in any way the benefits otherwise provided to the Participant upon the occurrence of a Change of Control as defined in the Plan.
4.
Exercise of Option.
(a)
Period of Exercise. To the extent vested and exercisable (as determined in accordance with Section 3 herein) and subject to the provisions of the Plan and this Agreement, the Participant may exercise the Option at any time prior to the earlier of (i) the fifth anniversary of the date the Participant’s employment or service is terminated; or (ii) the tenth anniversary of the Date of Grant (the “Option Period”).
(b)
Method of Exercise. Subject to Sections 3 and 4(a), the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The payment of the Option Price may be made (i) in cash or by cash equivalent; and, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (iii) by shares of Common Stock withheld upon exercise; (iv) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price; or (v) by any combination of the foregoing methods. Notwithstanding the foregoing, unless the Administrator determines otherwise, in the event that any portion of the Option is exercisable and is scheduled to expire on the last day of the Option Period and both (A) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by Applicable Law to be imposed) and (B) the Option Price per share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the Option Price and the applicable withholding taxes due (if any) upon such automatic exercise (as described in subparagraph (iii) above), and the net number of shares of Common Stock resulting from such automatic exercise (or the cash equivalent thereof) shall be delivered to the Participant as soon as practicable thereafter.

Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan, and such Shares have been issued.

(i)
Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under any Applicable Law (including, but not limited to, the requirements of the Securities Act) that the Administrator shall in its sole discretion determine to be necessary or advisable.

(ii)
Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the issuance of Shares may, in the Company’s discretion, be effected on a non-certificated basis, to the extent permitted under the Plan.
(iii)
In the event of the Participant’s death, to the extent vested and exercisable at the time of Participant’s death or thereafter, the Option shall be exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Sections 3 and 4(a) above. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
5.
No Right to Continued Employment or Service; No Right to Further Awards.

Neither the Plan nor this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, or as may be determined by the Administrator, all rights of the Participant with respect to the Option shall terminate on the Participant’s Termination Date. The grant of the Option does not create any obligation to grant further awards.

6.
Legend on Certificates.

The Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any other Applicable Law, and the Administrator may cause a restrictive legend or legends to be put on any certificates for such Shares to make appropriate reference to such restrictions.

7.
Transferability.

The Option may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than transfers for no consideration by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

8.
Withholding; Tax Consequences.
(a)
Prior to the delivery of a certificate or certificates for the Shares subject to the Option (or other written evidence of ownership), the Participant may be required to pay to the Company or any Affiliate in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company or an Affiliate to such authority for the account of the Participant. Notwithstanding the foregoing, the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Administrator, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value as of the date that the amount of tax to be withheld is determined no greater than the aggregate amount of such withholding obligations based on the maximum statutory withholding rate in the Participant’s applicable jurisdiction for federal, state, local, and foreign income and payroll tax purposes. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local, and foreign tax withholding obligations of the Company which may arise in connection with the Option.
(b)
The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant, vesting, or exercise of the Option and/or the acquisition or disposition of the Shares subject to the Option, and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
9.
Compliance with Applicable Law.

Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties, and agreements as the Administrator may reasonably request in order to comply with Applicable Law or with the Plan or this Agreement. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver, or transfer Shares, make any other distribution of benefits, or take any other action, unless such delivery, distribution, or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act).

10.
Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel or business records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.
Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States. Any and all disputes between the Participant or any person claiming through him or her and the Company or any Affiliate relating to the Plan or this Agreement shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

12.
Option Subject to Plan.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Option is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail, unless the Administrator determines otherwise.

13.
Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.
Amendment; Waiver; Superseding Effect.

This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations, or agreements of the Company with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations, or agreements.

15.
Recoupment and Forfeiture.

As a condition to receiving the Award, the Participant agrees that he or she shall abide by (a) the Company’s Dodd-Frank Act Compensation Recoupment (Clawback) Policy, (b) the Company’s Supplemental Compensation Recoupment (Clawback) Policy, (c) the Company’s Stock Ownership and Retention Policy (including but not limited to such policy’s stock retention requirements), and/or (d) other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply under Applicable Law.

16.
Administration.

The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Option is vested and exercisable. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

17.
Severability.

The provisions of this Agreement are severable and if any one or more provisions shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

18.
Right of Offset.

Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

19.
Electronic Delivery and Acceptance.

The Company may, in its sole discretion, elect to deliver the Agreement, the Plan, the Plan prospectus, Company annual reports, stockholder communications, and any other documents related to current or future participation in the Plan by electronic means. By entering into this Agreement, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. The Participant’s online or electronic acceptance of the Agreement constitutes the Participant’s agreement to the Agreement’s terms and the Participant’s acknowledgement that he or she has received the documents described above.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

Date of Grant:	[ ]
Shares Subject to Option:	[ ]
Option Price per Share:	[ ]
Vesting Date(s):	[ ]

Participant:

Printed Name: [____________]

Regional Management Corp.

By: [insert electronic signature]

Name: [____________]

Its: [____________]